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                                                                   EXHIBIT 10.16


                              VACANT LAND CONTRACT

                       FLORIDA ASSOCIATION OF REALTORS(R)

                                    LOT 311

                       PARTIES AND DESCRIPTION OF PROPERTY

1. SALE AND PURCHASE: ROBERT ISALY ("Seller") and SOLOMAN LAM ("Buyer") agree to sell and buy on the terms and conditions specified below the property ("Property") described as:

Address:     SUN GLADES LOT 311 - 73414432000003110
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Legal Description:         SUN GLADES LOT 311 - 73414432000003110
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including all improvements and the following additional property:
                                                                  -------------

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                               PRICE AND FINANCING

2.       PURCHASE PRICE: $70,000. payable by Buyer in U.S. funds as follows:

         (a)  $ 500.        Deposit received (checks are subject to clearance)
                            ILLUSTRATED PROPERTIES by
                ---------
                                         for                   ("Escrow Agent")
                            ------------     ------------------
                            SIGNATURE        NAME OF COMPANY

         (b)  $             Additional deposit to be made by _________ , _______
                            or  ____  days from Effective Date.
                ---------

         (c)    52,500.     Total Financing (see Paragraph 3 below) (express
                ---------   as a dollar amount or percentage)

         (d)  $             Other: _________________________________________
                ---------

         (e)  $ 17,000      Balance to close (not including Buyer's closing
                ---------   costs, prepaid items and prorations). All funds paid
                            at closing must be paid by locally drawn cashier's check, official check or wired funds.

         [ ] (f) (complete only if purchase price will be determined based on a per unit cost instead of a fixed price). The unit used to determine the purchase price is [ ] lot [ ] acre [ ] square foot [ ] other (specify:
         _____________________) prorating areas of less than a full unit. The purchase price will be $____________ per unit based on a calculation of total area of the Property as certified to Buyer and Seller by a Florida-licensed surveyor in accordance with Paragraph 8(c) of this Contract. The following rights of way and other areas will be excluded from the calculation: _______________________________________
         ______________________________________________________________________


3. CASH/FINANCING: (Check as applicable) [ ] (a) Buyer will pay cash for the Property with no financing contingency. [X] (b) This Contract is contingent on Buyer qualifying and obtaining the commitment(s) or approval(s) specified below (the "Financing") within 30 days from Effective Date (if left blank then Closing Date or 30 days from Effective Date, whichever occurs first) (the "Financing Period"). Buyer will apply for Financing within 5 days from Effective Date (5 days if left blank) and will timely provide any and all credit, employment,


Buyer ( /SL/ )(_____) and Seller ( /RHI/ )(_____) acknowledge receipt of a copy of this page, which is Page 1 of 8 Pages.

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         financial, and other information required by the lender. If Buyer, after using diligence and good faith, cannot obtain the Financing, within the Financing Period, either party may cancel this Contract. Upon cancellation, Buyer will return to Seller all title evidence, surveys and association documents provided by Seller, and Buyer's deposit(s) will be returned after Escrow Agent receives proper authorization from all interested parties. Buyer will pay all loan expenses, including the lender's title insurance policy.

                  [X] (1) NEW FINANCING: Buyer will secure a commitment for new third party financing for $52,500. or ______% of the purchase price at the prevailing interest rate and loan costs. Buyer will keep Seller and Broker fully informed of the loan application status and progress and authorizes the lender or mortgage broker to disclose all such information to Seller and Broker.

                  [ ] (2) SELLER FINANCING: Buyer will execute a [ ] first [ ] second purchase money note and mortgage to Seller in the amount of $_______________, bearing annual interest at _____% and payable as follows: ____________________________________
                  ____________________________________________________________.

                  The mortgage, note, and any security agreement will be in a form acceptable to Seller and will follow forms generally accepted in the county where the Property is located; will provide for a late payment fee and acceleration at the mortgagee's option if Buyer defaults; will give Buyer the right to prepay without penalty all or part of the principal at any time(s) with interest only to date of payment; will be due on conveyance or sale, will provide for release of contiguous parcels, if applicable; and will require Buyer to keep liability insurance on the Property, with Seller as additional named insured. Buyer authorizes Seller to obtain credit, employment and other necessary information to determine creditworthiness for the financing. Seller will, within 10 days from Effective Date, give Buyer written notice of whether or not Seller will make the loan.

                  [ ] (3) MORTGAGE ASSUMPTION: Buyer will take title subject to and assume and pay existing first mortgage to _______________ LN# ________________________________ in the approximate amount of $_______________ currently payable at $________________ per month including principal, interest, [ ] taxes and insurance and have a [ ] fixed [ ] other (describe) ________________________ interest rate of ________% which [ ]
                  will [ ] will not escalate upon assumption. Any variance in the mortgage will be adjusted in the balance due at closing with no adjustment to purchase price. Buyer will purchase Seller's escrow account dollar for dollar. If the lender disapproves Buyer, or the interest rate upon transfer exceeds ____% or the assumption/transfer fee exceeds $___________, either party may elect to pay the excess, failing which this agreement will terminate and Buyer's deposit(s) will be returned.

                                     CLOSING

4. CLOSING DATE; OCCUPANCY: This Contract will be closed and the deed and possession delivered on or before 2/28 , 2002 unless extended by other provisions of this Contract. If on Closing Date insurance underwriting is suspended, Buyer may postpone closing up to 5 days after the insurance suspension is lifted.

5. CLOSING PROCEDURE; COSTS: Closing will take place in the county where the Property is located and may be conducted by electronic means. If title insurance insures Buyer for title defects arising between the title binder effective date and recording of Buyer's deed, closing agent will disburse at closing the net sale proceeds to Seller and brokerage fees to Broker as per Paragraph 17. In addition to other expenses provided in this Contract, Seller and Buyer will pay the costs indicated below.

                  (a) SELLER COSTS: Seller will pay taxes on the deed and recording fees for documents needed to cure title; certified, confirmed and ratified special assessment liens; title evidence (if applicable under Paragraph 8); Other
                  ___________________________________________________________



Buyer ( /SL/ )(_____) and Seller ( /RHI/ )(_____) acknowledge receipt of a copy of this page, which is Page 2 of 8 Pages.

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         (b)    BUYER COSTS: Buyer will pay taxes and recording fees on notes and mortgages and recording fees on the deed and financing statements; loan expenses; pending special assessment liens; lender's title policy at the simultaneous issue rate; inspections; survey and sketch; insurance; Other:

         (c)    TITLE EVIDENCE AND INSURANCE: CHECK (1) OR (2):

                  [X] (1) Seller will provide a Paragraph 8(a)(1) owner's title insurance commitment as title evidence. [X]Seller [ ] Buyer will select the title agent. [X] Seller [ ] Buyer will pay for the owner's title policy, search, examination and related charges. Each party will pay its own closing fees.

                  [ ] (2) Seller will provide title evidence as specified in Paragraph 8(a)(2). [ ] Seller [ ] Buyer will pay for the owner's title policy and select the title agent. Seller will pay fees for title searches prior to closing, including tax search and lien search fees, and Buyer will pay fees for title searches after closing (if any), title examination fees and closing fees.

         (d) PRORATIONS: The following items will be made current and prorated as of the day before Closing Date: real estate taxes, interest, bonds, assessments, leases and other Property expenses and revenues. If taxes and assessments for the current year cannot be determined, the previous year's rates will be used with adjustment for any exemptions.

         (e) TAX WITHHOLDING: Buyer and Seller will comply with the Foreign Investment in Real Property Tax Act, which may require Seller to provide additional cash at closing if Seller is a "foreign person" as defined by federal law.

                               PROPERTY CONDITION

6. LAND USE: Seller will deliver the Property to Buyer at the time agreed in its present "as is" condition, with conditions resulting from Buyer's inspections and casualty damage, if any, excepted. Seller will maintain the landscaping and grounds in a comparable condition and will not engage in or permit any activity that would materially alter the Property's condition without the Buyer's prior written consent.

         (a) FLOOD ZONE: Buyer is advised to verify by survey, with the lender and with appropriate government agencies which flood zone the Property is in, whether flood insurance is required and what restrictions apply to improving the Property and rebuilding in the event of casualty.

         (b) GOVERNMENT REGULATION: Buyer is advised that changes in government regulations and levels of service which affect Buyer's intended use of the Property will not be grounds for canceling this Contract if the Feasibility Study Period has expired or if Buyer has checked choice (c)(2) below.

         (c)    INSPECTIONS: (CHECK (1) OR (2) BELOW)

                  [ ] (1) FEASIBILITY STUDY: Buyer will, at Buyer's expense and within ____ days from Effective Date ("Feasibility Study Period"), determine whether the Property is suitable, in Buyer's sole and absolute discretion, for ___________________ use. During the Feasibility Study Period, Buyer may conduct a Phase I environmental assessment and any other tests, analyses, surveys and investigations ("Inspections") that Buyer deems necessary to determine to Buyer's satisfaction the Property's engineering, architectural and environmental properties; zoning and zoning restrictions; subdivision statutes; soil and grade; availability of access public roads, water, and other utilities; consistency with local, state and regional growth management plans, availability of permits, government approvals, and licenses; and other inspections that Buyer deems appropriate to determine the Property's suitability for the Buyer's intended use. If the Property must be rezoned, Buyer will obtain the rezoning from the appropriate government agencies. Seller will sign all documents Buyer is required to file in connection with development or rezoning approvals. Seller gives Buyer, its agents, contractors and assigns, the right to enter the Property at any time during the Feasibility Study Period for the purpose of conducting inspections; provided, however, that Buyer, its agents, contractors and assigns enter the Property and conduct inspections at their own risk. Buyer will indemnify and hold Seller harmless from losses, damages, costs, claims and expenses of any nature, including attorney's fees, expenses and liability incurred in application for rezoning or related proceedings, and from liability to any person, arising from the conduct of any and all inspections of any work authorized by Buyer. Buyer will not engage in any activity that could result in a construction lien being filed against the Property without Seller's prior written consent. If this transaction does not close, Buyer will, at Buyer's



Buyer ( /SL/ )(_____) and Seller ( /RHI/ )(_____) acknowledge receipt of a copy of this page, which is Page 3 of 8 Pages.

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                  expense, (1) repair all damages to the Property resulting from the Inspections and return the Property to the condition it was in prior to conduct of the Inspections, and (2) release to Seller all reports and other work generated as a result of the Inspections.


                  Buyer will deliver written notice to Seller prior to the expiration of the Feasibility Study Period of Buyer's determination of whether or not the Property is acceptable. Buyer's failure to comply with this notice requirement will constitute acceptance of the Property as suitable for Buyer's intended use in its "as is" condition. If the Property is unacceptable to Buyer and written notice of this fact is timely delivered to Seller, this Contract will be deemed terminated as of the day after the Feasibility Study period ends and Buyer's deposit(s) will be returned after Escrow Agent receives proper authorization form all interested parties.

                  [X] (2) NO FEASIBILITY STUDY: Buyer is satisfied that the Property is suitable for Buyer's purposes, including being satisfied that either public sewerage and water are available to the Property or the Property will be approved for the installation of a well and/or private sewerage disposal system and that existing zoning and other pertinent regulations and restrictions, such as subdivision or deed restrictions, concurrency, growth management and environmental conditions, are acceptable to Buyer. This Contract is not contingent on Buyer conducting any further investigations.

         (d) SUBDIVIDED LANDS: If this Contract is for the purchase of subdivided lands, defined by Florida Law as "(a) Any contiguous land which is divided or is proposed to be divided for the purpose of disposition into 50 or more lots, parcels, units, or interests; or (b) Any land, whether contiguous or not, which is divided or proposed to be divided into 50 or more lots, parcels, units, or interests which are offered as a part of a common promotional plan." Buyer may cancel this Contract for any reason whatsoever for a period of 7 business days from the date on which Buyer executes this Contract. If Buyer elects to cancel within the period provided, all funds or other property paid by Buyer will be refunded without penalty or obligation within 20 days of the receipt of the notice of cancellation by the developer.

7. RISK OF LOSS; EMINENT DOMAIN: If any portion of the Property is materially damaged by casualty before closing, or Seller negotiates with a governmental authority to transfer all or part of the Property in lieu of eminent domain proceedings, or if an eminent domain proceeding is initiated, Seller will promptly inform Buyer. Either party may cancel this Contract by written notice to the other within 10 days from Buyer's receipt of Seller's notification, failing which Buyer will close in accordance with this Contract and receive all payments made by the government authority or insurance company, if any.

                                      TITLE

8. TITLE: Seller will convey marketable title to the Property by statutory warranty deed or trustee, personal representative or guardian deed as appropriate to Seller's status.

         (a) TITLE EVIDENCE: Title evidence will show legal access to the Property and marketable title of record in Seller in accordance with current title standards adopted by the Florida Bar, subject only to the following title exceptions, none of which prevent Buyer's intended use of the Property as ______________________: covenants, easements and restrictions of record; matters of plat; existing zoning and government regulations; oil, gas and mineral rights of record if there is no right of entry; current taxes; mortgages that Buyer will assume; and encumbrances that Seller will discharge at or before closing. Seller will, prior to closing, deliver to Buyer Seller's choice of one of the following types of title evidence, which must be generally accepted in the county where the Property is located (specify in Paragraph 5(c) the selected type). Seller will use option (1) in Palm Beach County and option (2) in Miami-Dade County.

                  (1) A TITLE INSURANCE COMMITMENT issued by a Florida-licensed title insurer in the amount of the purchase price and subject only to title exceptions set forth in this Contract.

                  (2) AN EXISTING ABSTRACT OF THE TITLE from a reputable and existing abstract firm (if firm is not existing, then abstract must be certified as correct by an existing firm) purporting to be an accurate synopsis of the instruments affecting title to the Property recorded in the public records of the county



Buyer ( /SL/ )(_____) and Seller ( /RHI/ )(_____) acknowledge receipt of a copy of this page, which is Page 4 of 8 Pages.


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                  where the Property is located and certified to Effective Date.
                  However, if such an abstract is not available to Seller, then a prior owner's title policy acceptable to the proposed insurer as a base for reissuance of coverage. Seller will pay for copies of all policy exceptions and an update in a format acceptable to Buyer's closing agent from the policy effective date and certified to Buyer or Buyer's closing agent together with copies of all documents recited in the prior policy and in the update. If a prior policy is not available to Seller then (1) above will be the title evidence. Title evidence will be delivered no later than 10 days before Closing Date.

         (b) TITLE EXAMINATION: Buyer will examine the title evidence and deliver written notice to Seller, within 5 days from receipt of title evidence but no later than closing, of any defects that make the title unmarketable. Seller will have 30 days from receipt of Buyer's notice of defects ("Curative Period") to cure the defects at Seller's expense. If Seller cures the defects within the Curative Period, Seller will deliver written notice to Buyer and the parties will close the transaction on Closing Date or within 10 days from Buyer's receipt of Seller's notice if Closing Date has passed. If Seller is unable to cure the defects within the Curative Period, Seller will deliver written notice to Buyer and Buyer will, within 10 days from receipt of Seller's notice, either cancel this Contract or accept title with existing defects and close the transaction.

         (c) SURVEY: Buyer may, prior to Closing Date and at Buyer's expense, have the Property surveyed and deliver written notice to Seller, within 5 days from receipt of survey but no later than closing, of any encroachments on the Property, encroachments by the Property's improvements on other lands or deed restriction or zoning violations. Any such encroachment or violation will be treated in the same manner as a title defect and Buyer's and Seller's obligations will be determined in accordance with subparagraph (b) above. If any part of the Property lies seaward of the coastal construction control line, Seller will provide Buyer with an affidavit or survey as required by law delineating the line's location on the property, unless Buyer waives this requirement in writing.

                                  MISCELLANEOUS

9. EFFECTIVE DATE; TIME: The "Effective Date" of this Contract is the date on which the last of the parties initials or signs the latest offer. TIME IS OF THE ESSENCE FOR ALL PROVISIONS OF THIS CONTRACT. All time periods expressed as days will be computed in business days (a "business day" is every calendar day except Saturday, Sunday and national legal holidays), except for time periods greater than 60 days, which will be computed in calendar days. If any deadline falls on a Saturday, Sunday or national legal holiday, performance will be due the next business day. All time periods will end at 5:00 p.m. local time (meaning in the county where the Property is located) of the appropriate day.

10. NOTICES: All notices will be made to the parties and Broker by mail, personal delivery or electronic media. Buyer's failure to deliver timely written notice to Seller, when such notice is required by this Contract, regarding any contingencies will render that contingency null and void and the Contract will be construed as if the contingency did not exist.

11. COMPLETE AGREEMENT: This Contract is the entire agreement between Buyer and Seller. Except for brokerage agreements, no prior or present agreements will bind Buyer, Seller or Broker unless incorporated into this Contract. Modifications of this Contract will not be binding unless in writing, signed and delivered by the party to be bound. Signatures, initials, documents referenced in this Contract, counterparts and written modifications communicated electronically or on paper will be acceptable for all purposes, including delivery, and will be binding. Handwritten or typewritten terms inserted in or attached to this Contract prevail over preprinted terms. If any provision of this Contract is or becomes invalid or unenforceable, all remaining provisions will continue to be fully effective. This Contract will not be recorded in any public records.

12. ASSIGNABILITY; PERSONS BOUND: Buyer may not assign this Contract without Seller's written consent. The terms "Buyer," "Seller," and "Broker" may be singular or plural. This Contract is binding on the heirs, administrators, executors, personal representatives and assigns (if permitted) of Buyer, Seller and Broker.





Buyer ( /SL/ )(_____) and Seller ( /RHI/ )(_____) acknowledge receipt of a copy of this page, which is Page 5 of 8 Pages.

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                         DEFAULT AND DISPUTE RESOLUTION

13. DEFAULT: (a) SELLER DEFAULT: If for any reason other than failure of Seller to make Seller's title marketable after diligent effort, Seller fails, refuses or neglects to perform this Contract, Buyer may choose to receive a return of Buyer's deposit without waiving the right to seek damages or to seek specific performance as per Paragraph 16. Seller will also be liable to Broker for the full amount of the brokerage fee. (b) BUYER DEFAULT: If Buyer fails to perform this Contract within the time specified, including timely payment of all deposits, Seller may choose to retain and collect all deposits paid and agreed to be paid as liquidated damages or to seek specific performance as per Paragraph 16; and Broker will, upon demand, receive 50% of all deposits paid and agreed to be paid (to be split equally among cooperating brokers) up to the full amount of the brokerage fee.

14. DISPUTE RESOLUTION: This Contract will be construed under Florida law. All controversies, claims, and other matters in question arising out of or relating to this transaction or this Contract or its breach will be settled as follows:

         (a) DISPUTES CONCERNING ENTITLEMENT TO DEPOSITS MADE AND AGREED TO BE MADE: Buyer and Seller will have 30 days from the date conflicting demands are made to attempt to resolve the dispute through mediation. If that fails, Escrow Agent will submit the dispute, if so required by Florida law, to Escrow Agent's choice of arbitration, a Florida court or the Florida Real Estate Commission. Buyer and Seller will be bound by any resulting settlement or order.

         (b) ALL OTHER DISPUTES: Buyer and Seller will have 30 days from the date a dispute arises between them to attempt to resolve the matter through mediation, failing which the parties will resolve the dispute through neutral binding arbitration in the county where the Property is located. The arbitrator may not alter the Contract terms or award any remedy not provided for in this Contract. The award will be based on the greater weight of the evidence and will state findings of fact and the contractual authority on which it is based. If the parties agree to use discovery, it will be in accordance with the Florida Rules of Civil Procedure and the arbitrator will resolve all discovery-related disputes. Any disputes with a real estate licensee named in Paragraph 17 will be submitted to arbitration only if the licensee's broker consents in writing to become a party to the proceeding. This clause will survive closing.

         (c) MEDIATION AND ARBITRATION; EXPENSES: "Mediation" is a process in which parties attempt to resolve a dispute by submitting it to an impartial mediator who facilitates the resolution of the dispute but who is not empowered to impose a settlement on the parties. Mediation will be in accordance with the rules of the American Arbitration Association ("AAA") or other mediator agreed on by the parties. The parties will equally divide the mediation fee, if any. "Arbitration" is a process in which the parties resolve a dispute by a hearing before a neutral person who decides the matter and whose decision is binding on the parties. Arbitration will be in accordance with the rules of the AAA or other arbitrator agreed on by the parties. Each party to any arbitration will pay its own fees, costs and expenses, including attorneys' fees, and will equally split the arbitrator's fees and administrative fees of arbitration. In a civil action to enforce an arbitration award, the prevailing party to the arbitration shall be entitled to recover from the nonprevailing party reasonable attorneys' fees, costs and expenses.

                             ESCROW AGENT AND BROKER

15. ESCROW AGENT: Buyer and Seller authorize Escrow Agent to receive, deposit and hold funds and other items in escrow and, subject to clearance, disburse them upon proper authorization and in accordance with the terms of this Contract, including disbursing brokerage fees. The parties agree that Escrow Agent will not be liable to any person for misdelivery of escrowed items to Buyer or Seller, unless the misdelivery is due to Escrow Agent's willful breach of this Contract or gross negligence. If Escrow Agent interpleads the subject matter of the escrow, Escrow Agent will pay the filing fees and costs from the deposit and will recover reasonable attorneys' fees and costs to be paid from the escrowed funds or equivalent and charged and awarded as court costs in favor of the prevailing party. All claims against Escrow Agent will be arbitrated, so long as Escrow Agent consents to arbitrate.

16. PROFESSIONAL ADVICE; BROKER LIABILITY: Broker advises Buyer and Seller to verify all facts and representations that are important to them and to consult an appropriate professional for legal advice (for example, interpreting contracts, determining the effect of laws on the Property




Buyer ( /SL/ )(_____) and Seller ( /RHI/ )(_____) acknowledge receipt of a copy of this page, which is Page 6 of 8 Pages.

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         and transaction, status of title, foreign investor reporting requirements, etc.) and for tax, property condition, environmental and other specialized advice. Buyer acknowledges that Broker does not reside in the Property and that all representations (oral, written or otherwise) by Broker are based on Seller representations or public records unless Broker indicates personal verification of the representation. Buyer agrees to rely solely on Seller, professional inspectors and governmental agencies for verification of the Property condition and facts that materially affect Property value. Buyer and Seller respectively will pay all costs and expenses, including reasonable attorneys' fees at all levels, incurred by Broker and Broker's officers, directors, agents and employees in connection with or arising from Buyer's or Seller's misstatement or failure to perform contractual obligations. Buyer and Seller hold harmless and release Broker and Broker's officers, directors, agents and employees from all liability for loss or damage based on (1) Buyer's or Seller's misstatement or failure to perform contractual obligations; (2) Broker's performance, at Buyer's and/or Seller's request, of any task beyond the scope of services regulated by Chapter 475, F.S., as amended, including Broker's referral, recommendation or retention of any vendor; (3) products or services provided by any vendor; and (4) expenses incurred by any vendor. Buyer and Seller each assume full responsibility for selecting and compensating their respective vendors. This paragraph will not relieve Broker of statutory obligations. For purposes of this paragraph, Broker will be treated as a party to this Contract. This paragraph will survive closing.

17. BROKERS: The licensee(s) and brokerage(s) named below are collectively referred to as "Broker." Seller and Buyer acknowledge that the brokerage(s) named below are the procuring cause of this transaction. INSTRUCTION TO CLOSING AGENT: Seller and Buyer direct closing agent to disburse at closing the full amount of the brokerage fees as specified in separate brokerage agreements with the parties and cooperative agreements between the brokers, unless Broker has retained such fees from the escrowed funds. In the absence of such brokerage agreements, closing agent will disburse brokerage fees as indicated below.

RE/MAX REALTY WELLINGTON/CARL LOVETERE                        ILLUSTRATED PROPERTIES/JOAN MARINO
-----------------------------------------------------         ------------------------------------------------------
Real Estate Licensee                                          Real Estate Licensee

40430434                                                      40462547
-----------------------------------------------------         ------------------------------------------------------
Broker/Brokerage fee: ($ or % of Purchase Price) 4%           Broker/Brokerage fee:($ or % of Purchase Price) 4%
-----------------------------------------------------         ------------------------------------------------------

                                ADDITIONAL TERMS

18.      ADDITIONAL TERMS:

1. SUBJECT TO SATISFIED SURVEY

_______________________________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________




Buyer ( /SL/ )(_____) and Seller ( /RHI/ )(_____) acknowledge receipt of a copy of this page, which is Page 7 of 8 Pages.

_______________________________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________


This is intended to be a legally binding contract. If not fully understood, seek the advice of an attorney prior to signing.

                              OFFER AND ACCEPTANCE

(Check if applicable: [ ] Buyer received a written real property disclosure statement from Seller before making this Offer. Buyer offers to purchase the Property on the above terms and conditions. Unless this Contract is signed by Seller and a copy delivered to Buyer no later than ___ [ ] a.m. [ ] p.m. on _______________________, this offer will be revoked and Buyer's deposit refunded subject to clearance of funds.

Date:12/23/2001  Buyer: /s/ SOLOMAN LAM              Tax ID/SSN:
     ----------        -----------------------------            ---------------
                       Print name: SOLOMAN LAM
                                  ---------------------------------------------

Date:            Buyer:                              Tax ID/SSN:
     ----------        -----------------------------            ---------------
                       Print name:
                                  ---------------------------------------------
Phone:                    Address:
      ------------------          ---------------------------------------------
Fax:
    ---------------------------------------------------------------------------

Date: 12-26-01   Seller: /s/ ROBERT H. ISALY         Tax ID/SSN:
     ----------        -----------------------------            ---------------
                       Print name: ROBERT ISALY
                                  ---------------------------------------------
Phone:                    Address:
      ------------------          ---------------------------------------------

Date:            Seller:                             Tax ID/SSN:
     ----------        -----------------------------            ---------------
                       Print name:
                                  ---------------------------------------------
Fax:
    ---------------------------------------------------------------------------


[ ] Seller counters Buyer's offer (to accept the counter offer, Buyer must sign or initial the counter offered terms and deliver copy of the acceptance to Seller by 5:00 p.m. on _________________). [ ] Seller rejects Buyer's offer.


Effective Date: ___________________ (The date on which the last party signed or initialed acceptance of the final offer).




The Florida Association of REALTORS(R) and local Board/Association of REALTORS(R) make no representation as to the legal validity or adequacy of any provision of this form in any specific transaction. This standardized form should not be used in complex transactions or with extensive riders or additions. This form is available for use by the entire real estate industry and is not intended to identify the user as a REALTOR(R). REALTOR(R) is a registered collective membership mark that may be used on the real estate licensees who are members of the National Association of REALTORS(R) and who subscribe to its Code of Ethics.



Buyer ( /SL/ )(_____) and Seller ( /RHI/ )(_____) acknowledge receipt of a copy of this page, which is Page 8 of 8 Pages.

                             ESTIMATED NET PROCEEDS

ESTIMATED SALE PRICE                                      $   70,000

COSTS RELATED TO SALE OF HOME

Dock Stamps                                               $   490.00
Commission: 8.000% of sales price                         $ 5,600.00
This does not include Mortgage or Taxes                   $     0.00
Title ins: 1.298% of sales price                          $   908.60
Fed Ex & Misc                                             $   100.00
Mineral Rights                                            $     0.00
Transaction Fee                                           $   200.00
                                                          ----------
Total Estimated Expenditures                              $ 7,298.60
                                                          ----------
ESTIMATED NET PROCEEDS                                    $62,701.40

Prepared for: Mr.Mrs. Robert Isaly          Prepared by: Carol S. Lovetere, Jr.


This is an estimate only and the information herein is deemed to be accurate but not guaranteed. All estimates are subject to change.

/s/  ROBERT H. ISALY
------------------------------------
Owner

                  DISCLOSURE OF AFFILIATED BUSINESS ARRANGEMENT

Ref:  Sale on lot in Sun Glades

Dear Owner:

         This is to give you notice that your RE/MAX agent has a business relationship with Professional Advantage Title, Ltd. and because of this relationship, this referral may provide a financial or other benefit to the Agent.

         You are NOT required to use Professional Advantage Title, Ltd. on the sale or purchase of the subject property. THERE ARE FREQUENTLY OTHER SETTLEMENT SERVICE PROVIDERS AVAILABLE WITH SIMILAR SERVICE. YOU ARE FREE TO SHOP AROUND TO DETERMINE THAT YOU ARE RECEIVING THE BEST SERVICES AND THE BEST RATES FOR THESE SERVICES.

         The range of fees charged for services rendered by the title agency have been disclosed to the parties.

/s/ ROBERT H. ISALY       12-26-01
-----------------------------------    ----------------------------------------
Seller Approval to use PAT date        Seller Approval to use PAT date


Carl S. Lovetere, Jr., PA
BROKER/ASSOC., CRS,
RE/MAX WELLINGTON
561-791-2169 direct line 561-798-6690 FAX
E-MAIL LOVETERE@CS.COM      E-MAIL CARL@LOVETERE.COM
Web Site www.lovetere.com